EXHIBIT 99

CERTIFICATION

I,  Eskil Anderson, the Principal Executive Officer and Principal Financial Officer of Little Squaw Gold Mining Company, certify that:

1.

This annual report on Form 10-KSB of Little Squaw Gold Mining Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Little Squaw Gold Mining Company.

Date:  April 10, 2003

/s/ Eskil Anderson

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Eskil Anderson

Principal Executive Officer and Principal Financial Officer